UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Revance Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

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REVANCE THERAPEUTICS, INC.

7555 Gateway Blvd.
Newark, California 94560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, May 7, 2015
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of REVANCE THERAPEUTICS, INC., a Delaware corporation, or the Company. The meeting will be held on Thursday, May 7, 2015 at 8:00 a.m. local time at Aloft Silicon Valley, 8200 Gateway Blvd., Newark, CA 94560 for the following purposes:

1.	To elect the Board’s four nominees for director to hold office until the 2018 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is March 11, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, May 7, 2015 at Aloft Silicon Valley, 8200 Gateway Blvd., Newark, CA 94560.
The proxy statement and annual report to stockholders
are available at www.proxyvote.com.

By Order of the Board of Directors
L. Daniel Browne
President and Chief Executive Officer
Newark, California
March 26, 2015

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

REVANCE THERAPEUTICS, INC.

7555 Gateway Blvd.
Newark, California 94560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, May 7, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors of Revance Therapeutics, Inc. (sometimes referred to as “we”, “us”, the “Company” or Revance) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website at www.proxyvote.com, or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about March 27, 2015 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The meeting will be held on May 7, 2015 at 8:00 a.m. local time at Aloft Silicon Valley, 8200 Gateway Blvd., Newark, CA 94560. Directions to the Annual Meeting may be found at www.revance.com. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 11, 2015 will be entitled to vote at the Annual Meeting. On this record date, there were 23,937,682 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on March 11, 2015 your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 11, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are two matters scheduled for a vote:

•	Election of four directors;

•	Ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons designated in the accompanying proxy intend to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the proposal to ratify the appointment of PricewaterhouseCoopers LLP, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 6, 2015 to be counted.

•	To vote through the internet, go to www.proxyvote.com and follow the on-screen instructions. Your internet vote must be received by 11:59 p.m., Eastern Time on May 6, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Revance. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 11, 2015.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether NASDAQ Stock Market, or NASDAQ, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NASDAQ, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all four nominees for director, and “For” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2015. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
1.Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
You may submit another properly completed proxy card with a later date.
You may grant a subsequent proxy by telephone or through the internet.
You may send a timely written notice that you are revoking your proxy to Revance Therapeutics, Inc.’s Secretary at 7555 Gateway Blvd, Newark, CA 94560.
You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
2.Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 28, 2015, to Corporate Secretary, Revance Therapeutics, Inc., 7555 Gateway Blvd., Newark, CA 94560. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so no earlier than the close of business on January 8, 2016, and no later than the close of business on February 7, 2016. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the shares voted for Proposal 1. We do not expect that there will be any broker non-votes for Proposal No. 2, but if there are, broker non-votes will have the same effect as “Against” votes.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by NASDAQ to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
For the election of directors, the four nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.
To be approved, Proposal No. 2, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ended December 31, 2015, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 23,937,682 shares outstanding and entitled to vote. Thus, the holders of 11,968,842 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes, with each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors presently has ten members. There are four directors in the class whose term of office expires in 2015. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2018 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is our policy to require directors and nominees for director to attend the Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the four nominees receiving the highest number of affirmative votes will be elected.
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2018 ANNUAL MEETING – CLASS I
Angus C. Russell, age 59, has served as a director and Chairman of the Board of our Company since March 2014. Mr. Russell was Chief Executive Officer of Shire plc, or Shire, a biopharmaceutical company, from June 2008 until April 2013, and as a member of its board of directors from 1999 until 2013. From December 1999 to June 2008, Mr. Russell served as Chief Financial Officer of Shire. Prior to joining Shire, Mr. Russell served at AstraZeneca plc, a pharmaceutical and biologics company, most recently as VP of Corporate Finance. Mr. Russell is a former Non-Executive Director of the City of London Investment Trust plc. Mr. Russell is a Chartered Accountant and is a Fellow of the Association of Corporate Treasurers. Mr. Russell has served on the board of directors at Mallinckrodt plc, a pharmaceuticals company, since August 2014, BioTime, Inc., a biotechnology company, since December 2014 and TherapeuticsMD, Inc., a pharmaceutical company, since March 2015. Our Board of Directors believes that Mr. Russell’s financial expertise, experience at multiple public pharmaceutical companies and his expertise in the development and commercialization of specialty pharmaceutical products make him qualified to serve on our Board of Directors.
Phyllis Gardner, M.D., age 64, has served as a director of our Company since December 2006. Dr. Gardner has spent over 35 years in academia, medicine and industry. She served at Essex Woodlands, a growth equity firm that focuses on the healthcare industry, from June 1999 to 2014, in various capacities including as an adjunct Partner. Dr. Gardner has served on the board of directors of several public and private companies. She began her academic medical career at Stanford University, where she has held several positions including Senior Associate Dean for Education and Student Affairs and remains today as Professor of Medicine. From 1994 to 1996, she took a leave of absence from Stanford University to serve as Principal Scientist, Vice President of Research and Head of ALZA Technology Institute, a major drug delivery company. Dr. Gardner holds a B.S. from the University of Illinois and an M.D. from Harvard University. Our Board of Directors believes that Dr. Gardner’s medical, healthcare and private equity experience, operating experience and significant experience serving as a director of our company and other healthcare companies make her qualified to serve on our Board of Directors.
James Glasheen, Ph.D., age 47, has served as a director of our Company since April 2004. Since 2002, Dr. Glasheen has served as a general partner with Technology Partners, a venture capital firm that focuses on clean tech and life science companies. Prior to his work at Technology Partners, he served as Managing Director of CIT Venture Capital. From 1996 to 2000, he was a leader within McKinsey & Company’s Pharmaceutical and Medical Products Practice. Dr. Glasheen also serves as an advisor to the National Science Foundation’s (NSF) SBIR program in Washington D.C. Dr. Glasheen currently serves as a member of the board of directors of several privately-held biotechnology, consumer medical and medical device companies. Dr. Glasheen holds a B.S. from Duke University and an M.A. and Ph.D. from Harvard University. Our Board of Directors believes that Dr. Glasheen’s experiences with facilitating the growth of venture-backed companies, his experiences with McKinsey & Company and his consumer medical company expertise, together with his historical perspective on our company, make him qualified to serve on our Board of Directors.

Philip J. Vickers, Ph.D., age 55, has served as a director of our Company since February 2015. Dr. Vickers has over 25 years in the pharmaceutical industry experience. Since 2011, he has been serving as Global Head of Research and Development at Shire where he is responsible for overseeing preclinical research and development, clinical research, regulatory affairs, and medical affairs. He oversees the organization’s growing product portfolio and plays a key role in developing and executing Shire’s global business strategy. Dr. Vickers is a member of Shire’s Executive and Pipeline Committees. Prior to Shire, he was Chief Scientific Officer and President at Resolvyx Pharmaceuticals, or Resolvyx, a biopharmaceutical company, from 2009 and 2011 where he was a member of the board of directors, with accountability for all preclinical and clinical research, as well as partnering with investors, external business development partners, and establishing external collaborations. Prior to Resolvyx, he served in various capacities with international biopharmaceutical companies including Boehringer-Ingelheim Pharmaceuticals Inc., Pfizer and Merck Frosst Centre. Dr. Vickers holds a Ph.D. in Biochemistry from the University of Toronto, and a Bachelor of Science degree in Applied Biochemistry from the University of Salford, Manchester. He was also a Visiting Fellow at the National Cancer Institute in Bethesda, Maryland. Our Board of Directors believes that Dr. Vickers' experience at multiple pharmaceutical companies and his expertise in the development and commercialization of pharmaceutical products make him qualified to serve on our Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING – CLASS II
Ronald W. Eastman, age 62, has served as a director of our Company since December 2009. He has been a managing director at Essex Woodlands, a growth equity firm that focuses on the healthcare industry since October 2006. From 2002 to 2006, Mr. Eastman was the Chief Executive Officer of Rinat Neuroscience Corporation, a biotech company spun out of Genentech, Inc. Mr. Eastman currently serves on the boards of directors of Corium International, Inc., a biotechnology company, as well as on several privately held life sciences companies. Mr. Eastman holds a B.A. from Williams College and an M.B.A. from Columbia University. In addition, through his service as a director on numerous corporate boards, Mr. Eastman has extensive and valuable corporate governance, board oversight and transactional experience. Our Board of Directors believes that such experience allows Mr. Eastman to make valuable contributions to our Board of Directors.
Jonathan Tunnicliffe, age 49, has served as a director of our Company since May 2011. He is currently a Partner of NovaQuest Capital Management, L.L.C., an investment firm that focuses on the biopharmaceutical sector, a position he has held since November 2010. From 2000 until 2010, he was global head of due diligence for the NQ business unit of Quintiles Transnational, a contract research company. Mr. Tunnicliffe was previously a founding member and Director of Operations of a specialized clinical research organization, S-Cubed Inc. In Mr. Tunnicliffe’s earlier career, he was a medical statistician at SmithKline and French (now Glaxo SmithKline) and at the University of Sheffield. Mr. Tunnicliffe holds a B.Sc. in Mathematical Statistics from the University of Liverpool, a Master of Science in Medical Statistics from the University of Newcastle-upon-Tyne and an M.B.A. from Sheffield Hallam University. He also holds a Postgraduate Diploma in Marketing from the Chartered Institute of Marketing in the United Kingdom. Our Board of Directors believes that Mr. Tunnicliffe’s medical, biopharmaceutical investment and operating experience, combined with his prior board positions, make him qualified to serve on our Board of Directors.
Ronald Wooten, age 55, has served as a director of our Company since October 2013. Mr. Wooten has been a partner of NovaQuest Capital Management, L.L.C., an investment firm that focuses on the biopharmaceutical sector, since its inception in November 2010, and has been the head of the investment committee of the General Partner of NovaQuest Pharma Opportunities Fund III. From 2000 until November 2010, he was president for the NovaQuest business unit of Quintiles Inc., a contract research company. Mr. Wooten was previously Executive Vice President of Quintiles and served on its board of directors from January 2008 to November 2010. Mr. Wooten’s previous experience includes nine years with First Union Securities, where he served as a Managing Director of Investment Banking. Mr. Wooten holds a B.A. degree in Chemistry from the University of North Carolina at Chapel Hill and an M.B.A. from Boston University. Our Board of Directors believes that Mr. Wooten’s biopharmaceutical, investment and operating experience, combined with his prior board positions, make him qualified to serve on our Board of Directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING – CLASS III
L. Daniel Browne, age 53, is one of our co-founders and has served as our President and Chief Executive Officer and a member of our Board of Directors since we commenced operations in 2002. Mr. Browne served as President and Chief Executive Officer of Neomend, Inc., a medical technology and biomaterials company, from 2001 to 2003. From 1997 through 2000, Mr. Browne served as President of Prograft Medical Inc., a medical technology company. Previously, Mr. Browne served for more than 16 years in leadership positions in product development, sales and marketing and business development in the Gore Medical Products Division of W.L. Gore & Associates, Inc., a global technology company, lastly as Business Leader in the Medical Products Division. Mr. Browne holds a B.S. from the University of Hawaii in Cell and Molecular Biology and an M.B.A. from Pepperdine University. Our Board of Directors believes that Mr. Browne is qualified to serve on our Board of Directors based on such experience and leadership roles, and his management perspective of the company, including our strategic opportunities and challenges and his track record of new product development, sales and marketing and value creation, each of which relates to our commercial opportunities.
Robert Byrnes, age 70, has served as a director of our Company since August 2004. Mr. Byrnes has spent over forty years in the medical device and biotechnology industries. From October 1997 until October 2002, and from January 2005 to the present, Mr. Byrnes has served as the President and Chief Executive Officer of Roan, Inc., an advisory service for healthcare organizations. From November 2002 to January 2005, he served as the President and Chief Executive Officer of Thermage, Inc., a medical device company focused on the non-invasive tissue tightening. Mr. Byrnes has also served as Chairman and Chief Executive Officer of Tokos Medical Corporation, a health care services company, President of Caremark, Inc., a home healthcare service company, and Vice President of Marketing and Business Development for Genentech, Inc., a biotechnology company. Mr. Byrnes holds a B.S. in Pharmacy from Ferris State University and an M.B.A degree in Marketing and Finance from Loyola University, Chicago. Our Board of Directors believes that Mr. Byrnes’s operating experience in the medical device and biotechnology industries, combined with his prior board positions, make him qualified to serve on our Board of Directors.
Mark A. Prygocki, Sr., age 48, has served as a director of our Company since May 2014. Mr. Prygocki worked at Medicis Pharmaceutical Corporation, or Medicis, a biopharmaceutical company, for more than 20 years and served as President from July 2010 to December 2012. Prior to that, Mr. Prygocki held several senior-level positions at Medicis, including Chief Operating Officer, Executive Vice President, and Chief Financial Officer and Treasurer. Mr. Prygocki’s previous experience includes work at Citigroup, an investment banking firm, in the regulatory reporting division. Prior to that, Mr. Prygocki spent several years in the audit department of Ernst & Young, LLP. Mr. Prygocki currently serves on the board of directors of Clarus Therapeutics, Inc. as well as Chairman of its audit committee. He is certified by the Arizona State Board of Accountancy and the New York Society of CPAs. Mr. Prygocki serves on the board of Whispering Hope Ranch Foundation, a non-profit organization that assists children with special needs. Mr. Prygocki holds a B.S. in accounting from Pace University. Our Board of Directors believes that Mr. Prygocki’s operating experience and financial expertise in the biopharmaceutical industry, combined with his prior financial and board positions, make him qualified to serve on our Board of Directors.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors except for Mr. Browne, our President and Chief Executive Officer, representing nine of our ten directors, are “independent directors” within the meaning of the applicable NASDAQ listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE
The Board of Directors of the Company has an independent chair, Mr. Russell, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met eight times during 2014. All directors except Mr. Prygocki attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information for fiscal 2014 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Robert Byrnes	X	X*	X
Mr. Ronald W. Eastman(1)	X	X	X
Dr. Phyllis Gardner		X
Dr. James Glasheen, Ph.D	X
Mr. Mark A. Prygocki, Sr.(2)	X*
Mr. Angus C. Russell(3)			X*
Mr. Jonathan Tunnicliffe(4)		X
*    Committee Chairperson

(1)
Mr. Eastman resigned from the Compensation Committee on May 4, 2014 and from the Audit Committee and Nominating and Corporate Governance Committee on February 1, 2015. Following confirmation of his independence by the Board, Mr. Eastman was reappointed to the Nominating and Corporate Governance Committee on February 26, 2015.

(2)	Mr. Prygocki joined our Board of Directors and the Audit Committee as its chair on May 12, 2014.

(3)	Mr. Russell joined our Board of Directors on March 4, 2014 and the Nominating and Corporate Governance Committee as its chair on May 4, 2014.

(4)	Mr. Tunnicliffe resigned from the Compensation Committee in October 8, 2014.
Below is a description of each standing committee of the Board of Directors.
AUDIT COMMITTEE
The Audit Committee of the Board of Directors was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The principal duties and responsibilities of our Audit Committee include:

•
appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

•	approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly consolidated financial statements; and

•
conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

The Audit Committee is composed of three directors: Mr. Prygocki, Mr. Byrnes and Dr. Glasheen, with Mr. Prygocki serving as chair of the committee. The Audit Committee met four times during 2014. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.revance.com.
Our Board of Directors has determined that all current members of our Audit Committee satisfy the independence requirements under Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards and Rule 10A-3(b)(1) of the Exchange Act. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that each of Messrs. Byrnes and Prygocki is an “audit committee financial expert” within the meaning of the SEC regulations. Our board of directors has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Sarbanes-Oxley Act, applicable requirements of the NASDAQ listing rules and SEC rules and regulations. We intend to continue to evaluate the requirements applicable to us and comply with future requirements to the extent that they become applicable to our Audit Committee.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 4, 2015.

The foregoing report has been furnished by the Audit Committee.
Mr. Mark A. Prygocki, Sr.
Mr. Robert Byrnes
Dr. James Glasheen

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
COMPENSATION COMMITTEE
The Compensation Committee is composed of two directors: Mr. Byrnes and Dr. Gardner, with Mr. Byrnes serving as chair of the committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards). The Compensation Committee met nine times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.revance.com.
The Compensation Committee of the Board of Directors acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•
establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and other senior management and evaluation of performance in light of these stated objectives;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and other executive officers; and

•	administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of Chief Executive Officer, senior executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, the Compensation Committee retained Pearl Meyer & Partners, LLC, or Pearl Meyer, as independent compensation consultants. The Compensation Committee requested that Pearl Meyer:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

In addition, as part of its engagement, Pearl Meyer was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Although our Board and Compensation Committee consider the advice and recommendations of Pearl Meyer as to our executive compensation program, the Board and Compensation Committee ultimately make their own decisions about these matters.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As noted above, during the fiscal year ended December 31, 2014, Mr. Byrnes, Dr. Gardner, Mr. Eastman and Mr. Tunnicliffe served on the Compensation Committee, with Mr. Byrnes serving as its chair. Mr. Eastman and Mr. Tunnicliffe stepped down from the committee as of May 4, 2014 and October 8, 2014, respectively, and the committee currently consists of Mr. Byrnes and Dr. Gardner. None of Mr. Byrnes, Dr. Gardner, Mr. Eastman and Mr. Tunnicliffe is currently or has been at any time one of our employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee is composed of three directors: Mr. Russell, Mr. Byrnes and Mr. Eastman, with Mr. Russell serving as the chair of the committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee did not formally meet during the fiscal year but actively led the process in identifying, interviewing, evaluating and nominating Board candidates in 2014.
Our Nominating and Corporate Governance Committee makes recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. The Nominating and Corporate Governance Committee has the following responsibilities, among other things, as set forth in the Nominating and Corporate Governance Committee’s charter:

•	reviewing periodically and evaluating director performance on our Board and its applicable committees, and recommending to our Board and management areas for improvement;

•	interviewing, evaluating, nominating and recommending individuals for membership on our Board;

•	overseeing and reviewing our processes and procedures to provide information to our Board and its committees;

•	reviewing and recommending to our Board any amendments to our corporate governance policies; and

•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.
The Nominating and Corporate Governance Committee also has other responsibilities set forth in the written Nominating and Corporate Governance Committee charter adopted by the Board, which is available on the Company’s website at www.revance.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Revance Therapeutics, Inc., 7555 Gateway Blvd, Newark, CA 94560, not later than February 7, 2016, nor earlier than January 8, 2016. Submissions must include the name, age, business address and residence address of such nominee, the principal occupation or employment of such nominee, the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition and a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on the Company’s website at www.revance.com.
CODE OF ETHICS
The Company has adopted the Revance Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.revance.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website or in a manner otherwise permitted by applicable rules.
CORPORATE GOVERNANCE GUIDELINES
In April 2013, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.revance.com.
NON-EMPLOYEE DIRECTOR COMPENSATION

The compensation provided to our non-employee directors in 2014 is enumerated in the table below. Mr. Browne, who is also one of our employees, did not and will not receive any compensation for his services as a director.

2014 Director Compensation Table
In December 2013, our Board of directors approved a non-employee director compensation policy that became effective upon the completion of our initial public offering, or the IPO.
Under this policy, we pay each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chairman of each committee receives an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board of Directors. The retainers paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

	Member Annual Service Retainer	Chairman Additional Annual Service Retainer
Board of Directors	$39,500	$24,500
Audit Committee	7,500	12,500
Compensation Committee	5,000	7,250
Nominating and Corporate Governance Committee	4,500	3,500

In addition, under our director compensation policy, each non-employee director serving on our Board of Directors upon the completion of our IPO have received, and each non-employee director elected to our Board of Directors after the completion of our IPO received, an option to purchase 18,000 shares of our common stock. These options will vest on the one year anniversary of the grant date, subject to the director’s continued service as a director. Further, on the date of each annual meeting of stockholders held, each non-employee director that continues to serve as a non-employee member on our Board of Directors will receive an option to purchase 8,000 shares of our common stock. The exercise price of these options will equal the fair market value of our common stock on the date of grant, and these options will vest on the one year anniversary of the grant date, subject to the director’s continued service as a director. This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
The following table sets forth a summary of the compensation received during the year ended December 31, 2014:

	Name	Fees Earned or Paid in Cash ($)	Stock Options ($)*		Total ($)
	Robert Byrnes	60,658	274,984	(1)	335,642
	Ronald W. Eastman	48,396	122,215	(2)	170,611
	Phyllis Gardner, M.D.	40,050	122,215	(3)	162,265
	James Glasheen, Ph.D.	42,300	122,215	(4)	164,515
	Mark A. Prygocki	37,923	289,359	(5)	327,282
	Angus C. Russell	58,075	273,524	(6)	331,599
	Jonathan Tunnicliffe	37,659	122,215	(7)	159,874
	Philip J. Vickers, Ph.D.	—	—	(8)	—
	Ronald Wooten	36,800	122,215	(9)	159,015

*
The dollar amounts in this column represent the grant date fair value of the stock option award. These amounts have been calculated in accordance with ASC 718 using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. For a discussion of valuation assumptions, see Note 14 to our financial statements and the discussion under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” included in our Annual Report on Form 10-K filed with the SEC on March 4, 2015. These amounts do not necessarily correspond to the actual value that may be recognized from the option awards by the applicable directors.

(1)	As of December 31, 2014, Mr. Byrnes held options to purchase 42,332 shares of our common stock.

(2)	As of December 31, 2014, Mr. Eastman held options to purchase 8,000 shares of our common stock.

(3)	As of December 31, 2014, Dr. Gardner held options to purchase 13,333 shares of our common stock.

(4)	As of December 31, 2014, Dr. Glasheen held options to purchase 8,000 shares of our common stock.

(5)	Mr. Prygocki joined our Board of Directors in May 2014. As of December 31, 2014, Mr. Prygocki held options to purchase 18,000 shares of our common stock.

(6)	Mr. Russell joined our Board of Directors in March 2014. As of December 31, 2014, Mr. Russell held options to purchase 18,000 shares of our common stock.

(7)	As of December 31, 2014, Mr. Tunnicliffe held options to purchase 8,000 shares of our common stock.

(8)	Dr. Vickers joined our Board of Directors in February 2015. As of December 31, 2014, Dr. Vickers did not have any equity award from us.

(9)	As of December 31, 2014, Mr. Wooten held options to purchase 8,000 shares of our common stock.
Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at board and committee meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2014 and December 31, 2013, by PricewaterhouseCoopers LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2014	2013
	(in thousands)
Audit Fees(1)	$1,266,360	$1,510,688
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,266,360	$1,510,688

(1)
Audit Fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements. Fees for fiscal 2014 and 2013 also include fees associated with our IPO, completed in February 2014, which included review of our quarterly consolidated financial information included in our registration statement on Form S-1 filed with the SEC, as well as delivery of comfort letters, consents and review of documents filed with the SEC. Fees for fiscal 2014 also include fees associated with our follow on offering completed in June 2014, which included delivery of comfort letters, consents and review of documents filed with the SEC.

All fees described above were pre-approved by the Audit Committee.
AUDITOR INDEPENDENCE
In 2014, there were no other professional services provided by PricewaterhouseCoopers LLP that would have required the Audit Committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers LLP.
PRE-APPROVAL POLICIES AND PROCEDURES
Consistent with requirements of the SEC and the Public Company Oversight Board, or PCAOB, regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to the Audit Committee for approval:

•
Audit services. Audit services include work performed for the audit of our financial statements and the review of financial statements included in our quarterly reports, as well as work that is normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

•
Audit-related services. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not covered above under “audit services.”

•	Tax services. Tax services include all services performed by the independent registered public accounting firm’s tax personnel for tax compliance, tax advice and tax planning.

•	Other services. Other services are those services not described in the other categories.
The Audit Committee pre-approves particular services or categories of services on a case-by-case basis. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the Audit Committee before the independent registered public accounting firm is engaged.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth information regarding our executive officers as of March 4, 2015.

Name	Age	Position(s)
L. Daniel Browne	53	President, Chief Executive Officer and Director
Arthur P. Bertolino, M.D., Ph.D.	60	Executive Vice President and Chief Medical Officer
Curtis Ruegg, Ph.D.	52	Executive Vice President, Technical Operations
Lauren P. Silvernail	56	Executive Vice President, Corporate Development and Chief Financial Officer
Jacob Waugh, M.D.	44	Chief Scientific Officer
L. Daniel Browne. Mr. Browne’s biography is included above under the section titled “Directors continuing in office until the 2017 Annual Meeting – Class III.”
Arthur P. Bertolino, M.D., Ph.D. has served as our Executive Vice President and Chief Medical Officer since September 2014. Prior to his current position, Dr. Bertolino led clinical programs at Novartis AG, or Novartis, Pfizer Inc. and Peplin Operations Pty Ltd, or Peplin (now part of LEO Pharma A/S), each a biopharmaceutical company. He served in various capacities with these companies, including Vice President, Autoimmunity/Immunology/Dermatology of Novartis from 2008 to 2013, and he contributed to development and approval of Ilaris® and Picato®, as well as other innovative drugs. He is a Board Certified dermatologist with over 13 years of biotech/pharma drug development experience. He received his clinical and scientific training at Johns Hopkins and NYU and business training at the Ross School of Business of the University of Michigan.
Curtis Ruegg, Ph.D. has served as our Executive Vice President, Technical Operations since September 2006. Previously, Dr. Ruegg has held management and research and development positions at CoTherix, Inc., a biopharmaceutical company, from 2004 to 2006. From 2002 to 2004, Dr. Ruegg was Vice President of Preclinical and Process Development at InterMune, Inc., a biotechnology company. From 1999 to 2001, Dr. Ruegg was Vice President of Research and Development at AP Cells, Inc., a medical product supply company. From 1993 to 1998, Dr. Ruegg served as Group Leader and Senior Scientist at Dendreon Corporation, a biotechnology company. Dr. Ruegg is a member of the American Association of Immunologists and the American Association for the Advancement of Science. Dr. Ruegg holds a B.S. in toxicology from the University of California, Davis and a Ph.D. in pharmacology from Johns Hopkins University School of Medicine.
Lauren P. Silvernail has served as our Chief Financial Officer and Executive Vice President, Corporate Development since March 2013. From 2003 to 2012, Ms. Silvernail was Chief Financial Officer and Vice President of Corporate Development at ISTA Pharmaceuticals, Inc., a pharmaceutical research and development company. During her tenure at ISTA, revenues grew to more than $160 million and headcount increased to more than 340 employees by the time ISTA was purchased by Bausch & Lomb in June 2012. From 1995 to 2003, Ms. Silvernail served in various operating and corporate development positions with Allergan, Inc., a pharmaceutical company, including Vice President, Business Development. Prior to joining Allergan, Inc., Ms. Silvernail worked at Glenwood Ventures, an investment firm, as a General Partner. Ms. Silvernail holds a B.A. in Biophysics from the University of California, Berkeley and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles.
Jacob Waugh, M.D. is one of our co-founders and has served as our Chief Scientific Officer since June 2002. From 1997 to 2004, Dr. Waugh served on staff at the Stanford University School of Medicine. He has authored over 30 research manuscripts and publications in the field of tissue engineering, molecular and cell biology, and gene therapy. He has served as an expert referee for numerous medical and scientific journals. He has eleven patents granted in the United States and numerous additional patent applications. Dr. Waugh received his B.S. from Rice University and M.D. from the Baylor College of Medicine.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Our named executive officers, or NEOs, consisting of our principal executive officer and the next two most highly compensated executive officers during 2014, are:

•	L. Daniel Browne, President and Chief Executive Officer;

•	Arthur P. Bertolino, M.D., Ph.D., Executive Vice President and Chief Medical Officer; and

•	Jacob Waugh, M.D., Chief Scientific Officer.
The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during 2014 and 2013.

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards	Option Awards($)(2)	Nonequity Incentive Plan Compensation(1)	All Other Compensation($)	Total($)
L. Daniel Browne	2014	$452,352	$—	$3,093,120	$5,207,855	$158,323	$44,003(5)	$8,955,653
President and Chief Executive Officer	2013	$384,387	$—	$—	$1,759,189	$60,540	$—	$2,204,116
Arthur P. Bertolino, M.D., Ph.D.	2014	$129,182(3)	$50,000(4)	$904,444	$1,477,236	$35,249	$—	$2,596,110
Executive Vice President and Chief Medical Officer
Jacob Waugh, M.D.	2014	$358,435	$—	$805,500	$968,330	$111,115	$34,997(6)	$2,278,377
Chief Scientific Officer	2013	$343,460	$—	$—	$912,717	$38,639	$—	$1,294,816

(1)
Amounts shown in this column represent cash bonus awards granted to our NEOs under our annual incentive plan. Such bonuses are tied to achievement against financial goals that are set in the first quarter of the applicable fiscal year, with payouts determined after the close of the year and primarily based on our level of achievement against those goals. In previous years, the company reported these amounts under the “Bonus” column, but following additional review, we have determined that these amounts qualify to be reported as non-equity incentive plan compensation.

(2)
The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the indicated year. These amounts have been calculated in accordance with FASB ASC Topic 718, or ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. For a discussion of valuation assumptions, see Note 14 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” included in our Annual Report on Form 10-K filed March 4, 2015. These amounts do not necessarily correspond to the actual value that may be recognized from the option awards by the NEOs.

(3)	Dr. Bertolino's annual base salary for 2014 was $392,000. The amount shown reflects the salary earned from his date of hire in September 2014 through December 31, 2014.

(4)	Represents a signing bonus of $50,000 paid in 2014. An additional $100,000 signing bonus will be paid in installments in 2015.

(5)	Includes payout of $43,494 for excess vacation and $509 in other taxable benefits.

(6)	Includes payout of $34,464 for excess vacation and $533 in other taxable benefits.

NARRATIVE TO SUMMARY COMPENSATION TABLE
Executive Employment Arrangements

We have entered into employment agreements with each of our named executive officers; these agreements have no specific term of employment and provide for at-will employment. Each employment agreement provides the NEO with an annual base salary and target bonus opportunity, eligibility for employee benefits offered to our other employees, as well as eligibility under our Executive Severance Plan, described below. The target annual bonus opportunity (expressed as a percentage of base salary) for Mr. Browne was 50% for 2014 and was increased to 55% for 2015; for Dr. Waugh, was 40% for 2014 and was increased to 45% for 2015; and for Dr. Bertolino, was 35% for 2014 and was increased to 40% for 2015.
Severance and Change of Control Benefits
Each of our NEOs is a participant under our Executive Severance Plan, or our Severance Plan, which provides potential severance benefits in the event of certain qualifying terminations of employment, subject to the executive’s execution of a waiver and release of claims in favor of the Company.
Under the Severance Plan, upon an involuntary termination of a participant other than for cause, and where such termination is not within 12 months following a change of control, the benefits provided under the Severance Plan consist of: (i) salary continuation payments for 15 months in the case of our chief executive officer, and for nine months in the case of the other named executive officers; and (ii) payment by us of COBRA premiums for the participant and his eligible dependents for a period of up to 15 months in the case of our chief executive officer, and up to nine months in the case of the other NEOs.
For a period of 12 months following a change in control, if we involuntarily terminate a participant for any reason other than cause, or the participant resigns for “good reason” (each as defined in the Severance Plan), then the benefits provided by the Severance Plan will consist of: (i) a lump sum payment equal to the sum of the participant’s monthly base salary and monthly annual target bonus, multiplied by 21 in the case of our chief executive officer, and by 12 in the case of the other NEOs; (ii) payment of COBRA premiums for the named executive officer and his eligible dependents for a period of up to 21 months in the case of our chief executive officer, and up to 12 months in the case of the other NEOs; and (iii) accelerated vesting of all unvested stock options then held by the NEO.
Under the Severance Plan, a “change of control” is defined the same way it is under our 2014 Equity Incentive Plan. If any of the benefits provided under the Severance Plan would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, such that the payments would become subject to the excise tax imposed by Section 4999 of the Code, then the payments will either be paid in full to the participant, or reduced so that no portion of such benefits will be subject to the excise tax, whichever provides the greater after-tax benefit to the participant.
Employee Benefit Plans
401(k) Plan
We sponsor a 401(k) retirement plan in which our named executive officers participate on the same basis as our other U.S. employees. No matching or other company contributions were made under this plan in our fiscal 2014.
Pension Benefits
We do not maintain a defined benefit pension plan for any of our employees.
Nonqualified Deferred Compensation
We do not maintain a plan providing nonqualified deferred compensation for any of our employees.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2014.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested	Market Value of Shares That Have Not Vested
L. Daniel Browne	20,000	—	$2.55	4/29/2018	—	—
	36,666	—	$2.55	7/20/2020	—	—
	118,255(1)	180,495	$8.70	5/26/2023	—	—
	24,895(2)	74,688	$9.15	12/16/2023	—	—
	43,137(3)	252,663	$32.22	5/18/2024	—	—
	—	—	—	—	96,000(4)	1,626,240
Arthur P. Bertolino, M.D., Ph.D.	—	118,125(6)	$22.97	9/1/2024	—	—
	—	—	—	—	39,375(5)	667,013
Jacob Waugh, M.D.	12,917(1)	93,646	$8.70	5/26/2023	—	—
	4,305(2)	38,750	$9.15	12/16/2023	—	—
	8,020(3)	46,980	$32.22	5/18/2024	—	—
	—	—	—	—	25,000(4)	423,500

(1)
This option began vesting on May 27, 2013. The shares subject to the stock option vest over a four year period, with one-forty-eighth of the shares vesting each month, subject to providing continued service to us through each vesting date.

(2)
This option began vesting on December 17, 2013. The shares subject to the stock option vest over a four year period, with one-forty-eighth of the shares vesting each month, subject to providing continued service to us through each vesting date.

(3)
This option began vesting on May 19, 2014. The shares subject to the stock option vest over a four year period, with one-forty-eighth of the shares vesting each month, subject to providing continued service to us through each vesting date.

(4)
This restricted stock award began vesting on May 19, 2014. The shares subject to the stock award vest over a three year period, with one-third of the shares vesting each year, subject to providing continued service to us through each vesting date.

(5)
This restricted stock award began vesting on September 2, 2014. The shares subject to the stock award vest over a four year period, with one-fourth of the shares vesting each year, subject to providing continued service to us through each vesting date.

(6)
This option began vesting on September 2, 2014. The shares subject to the stock option vest over a four year period, with one fourth of the shares vesting on the first anniversary of the grant date and one-forty-eighth of the shares vesting each month thereafter, subject to providing continued service to us through each vesting date.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 10, 2015 by: (i) each director; (ii) each named executive officer; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. We are aware that one or more institutional investors purchased a number of shares of our common stock in amounts representing in excess of five percent of our common stock as of March 10, 2015, and as a result, one or more of such institutional investors may continue to beneficially own in excess of five percent of our common stock as of March 10, 2015. However, as of the date of this Proxy Statement, other than as disclosed below, we are not aware of any filings made with the SEC with respect to the beneficial ownership of our common stock by such institutional investors and we were otherwise unable to verify the beneficial ownership of our common stock by any such institutional investor as of the date of this Proxy Statement.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after March 10, 2015, are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 23,937,636 shares of our common stock outstanding as of March 10, 2015.
The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Revance Therapeutics, Inc., 7555 Gateway Blvd., Newark, CA 94560.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage of Total
Named Executive Officers and Directors:
L. Daniel Browne(1)	534,007	2.20%
Arthur P. Bertolino(2)	47,605	*
Jacob Waugh, M.D.(3)	80,908	*
Robert Byrnes(4)	44,998	*
Ronald W. Eastman(5)	4,142,962	17.30%
Phyllis Gardner, M.D.(6)	13,333	*
James Glasheen, Ph.D.(7)	734,014	3.07%
Mark A. Prygocki	-	-
Angus C. Russell(8)	18,000	*
Jonathan Tunnicliffe(9)	3,104,650	12.97%
Philip J. Vickers, Ph.D.	-	-
Ronald Wooten(9)	3,104,650	12.97%
Directors and officers as a group (total of 14 persons)(10)	8,890,807	36.24%
Greater than 5% Stockholders:
Entities affiliated with Essex VIII(5)	4,134,962	17.27%
Entities affiliated with NovaQuest(9)	3,096,650	12.94%
Entities affiliated with Franklin Resources(11)	2,754,139	11.51%

*    Represents beneficial ownership of less than 1% of the outstanding common stock

(1)
Consists of 217,395 shares of common stock and 316,203 shares of common stock underlying options that are vested and exercisable within 60 days of March 10, 2015 and 409 shares of common stock held by the Dan and Brenda Browne Living Trust. Mr. Browne is a Trustee of the Dan and Brenda Browne Living Trust.

(2)	Consists of 45,453 shares of common stock and 2,152 shares of common stock underlying options that are vested and exercisable within 60 days of March 10, 2015.

(3)	Consists of 31,544 shares of common stock and 49,364 shares of common stock underlying options that are vested and exercisable within 60 days of March 10, 2015.

(4)	Consists of 2,666 shares of common stock held by The Byrnes Family Trust and 42,332 shares of common stock underlying options that are vested and exercisable within 60 days of March 10, 2015.

(5)
Consists of 3,747,332 shares of common stock held by Essex Woodlands Health Ventures Fund VIII, L.P., or Essex Fund VIII; 270,172 shares of common stock held by Essex Woodlands Health Ventures Fund VIII-A, L.P., or Essex Fund VIII-A, 117,458 shares of common stock held by Essex Woodlands Health Ventures Fund VIII-B, L.P., or Essex Fund VIII-B, and 8,000 shares of common stock underlying options that are vested and exercisable within 60 days of March 10, 2015. Essex Woodlands Health Ventures VIII, LLC, the general partner of Essex Fund VIII, Essex Fund VIII-A and Essex Fund VIII-B, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Essex Fund VIII, Essex Fund VIII-A and Essex Fund VIII-B. Ron Eastman, one of our directors, is a managing member of Essex Woodlands Health Ventures VIII, LLC and may be deemed to have shared voting power and shared power to dispose of the shares held by Essex Fund VIII, Essex Fund VIII-A and Essex Fund VIII-B. The address for Essex VIII is 335 Bryant Street, Palo Alto, California 94301.

(6)	Consists of 13,333 shares of common stock underlying options that are vested and exercisable within 60 days of March 10, 2015.

(7)
Consists of 16,852 shares of common stock held by Technology Partners Affiliates VII, L.P., or TPA, 709,162 shares of common stock held by Technology Partners Fund VII, L.P., or TPF, and 8,000 shares of common stock underlying options that are vested and exercisable within 60 days of March 10, 2015. TP Management VII, L.L.C., the general partner of TPA and TPF, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by TPA and TPF. James Glasheen, one of our directors, is a managing member of TP Management VII, L.L.C. and may be deemed to have shared voting power and shared power to dispose of the shares held by TPA and TPF. The address for Technology Partners is 550 University Avenue, Palo Alto, California 94301.

(8)	Consists of 18,000 shares of common stock underlying options that are vested and exercisable within 60 days of March 10, 2015.

(9)
Consists of 3,096,650 shares of common stock held by NovaQuest Pharma Opportunities Fund III, L.P., or NovaQuest, and 8,000 shares of common stock underlying options that are vested and exercisable within 60 days of March 10, 2015. NQ HCIF General Partner, L.P., as the general partner of NovaQuest, or the NovaQuest GP, has the power to vote and dispose of shares directly owned by NovaQuest, and NQ HCIF GP Ltd., as the general partner of the NovaQuest GP, or the NovaQuest GP Ltd., has the power to direct the NovaQuest GP as to such voting and disposition. Decisions with respect to the voting and disposition of the shares held by NovaQuest are made by an investment committee of the NovaQuest GP Ltd., on which Jonathan Tunnicliffe and Ronald Wooten, two of our directors, each serve. Ronald Wooten also serves on the board of directors of the NovaQuest GP Ltd. Pursuant to these positions, Jonathan Tunnicliffe and Ronald Wooten may be deemed to have shared voting power and shared power to dispose of the shares held by NovaQuest. The NovaQuest GP, the NovaQuest GP Ltd., the investment committee, Mr. Tunnicliffe and Mr. Wooten each disclaims beneficial ownership of the shares held by NovaQuest except to the extent of his or its pecuniary interest therein. The address for each of the foregoing persons and entities is 4208 Six Forks Road, Suite 920, Raleigh, North Carolina 27609.

(10)
Includes shares beneficially owned by all current executive officers and directors of the company. Consists of 8,297,969 shares of common stock and 592,838 shares of common stock underlying options that are vested and exercisable within 60 days of March 10, 2015.

(11)
The indicated ownership is based on a Schedule 13G filed with the SEC by the reporting persons on January 9, 2015, reporting beneficial ownership as of December 31, 2014. According to the Schedule 13G, the reporting persons beneficially own a total of 2,754,139 shares of Common Stock held by Franklin Resources, Inc., or FRI, Franklin Advisers, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. The Schedule 13G filed by the reporting persons provides information only as of December 31, 2014, and, consequently, the beneficial ownership of the above-mentioned reporting persons may have changed between December 31, 2014 and March 10, 2015.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:(1)	1,818,323	$17.90	266,295(4)
Equity compensation plans not approved by security holders:(2)	140,125	$22.52	141,500
Total	1,958,448	$18.23	407,795

(1)
Includes securities issuable under the 2002 Equity Incentive Plan, the 2012 Equity Incentive Plan, the 2014 Equity Incentive Plan, or the 2014 plan, and the 2014 Employee Stock Purchase Plan, or the 2014 ESPP.

(2)
Includes securities issuable under the 2014 Inducement Plan adopted exclusively for grants of awards to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

(3)	The weighted average exercise price excludes restricted stock awards which have no exercise price.

(4)
Includes (i) 91,634 shares of common stock available for issuance under our 2014 plan and (ii) 174,661 shares of common stock available for issuance under our 2014 ESPP. The number of shares of our common stock reserved for issuance under the 2014 plan automatically increases on January 1st of each year, starting on January 1, 2015 and continuing through January 1, 2024, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares of common stock as determined by our Board of Directors. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2014 plan is 2,000,000 shares. The number of shares of our common stock reserved under the 2014 ESPP for issuance automatically increases on January 1st each year, starting January 1, 2015 and continuing through January 1, 2024, in an amount equal to the lower of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, and (ii) 300,000 shares of common stock, or such lesser number of shares of common stock as determined by our board of directors. If a purchase right granted under our 2014 ESPP terminates without having been exercised, the shares of our common stock not purchased under such purchase right will be available for issuance under our 2014 ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To the best of our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
Following our IPO, all future transactions between us and our officers, directors, principal stockholders and their affiliates are subject to approval by the Audit Committee, or a similar committee consisting of entirely independent directors, according to the terms of our written Related-Person Transactions Policy and Code of Business Conduct and Ethics. All of the related party transactions described in this section occurred prior to the adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in this Policy. However, these transactions were reviewed and approved by our Board of Directors.
CERTAIN RELATED-PERSON TRANSACTIONS
The following is a summary of transactions since January 1, 2014 in which (i) we have been a participant, (ii) the amount involved exceeded or will exceed $120,000, and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation.”
Issuances of Notes and Warrants Pursuant to Note and Warrant Purchase Agreement
Pursuant to that certain Note and Warrant Purchase Agreement, dated October 8, 2013, as amended, we issued secured subordinated convertible promissory notes, or the 2013 Notes, and warrants to purchase our common stock in an aggregate principal amount of $23.65 million. The outstanding principal amount balance and any accrued interest through October 7, 2014 on the 2013 Notes converted into 1,637,846 shares of common stock at the closing of our IPO at a conversion price equal to the IPO price of $16.00 per share.
The following table summarizes the participation in the 2013 convertible note financing by our executive officers, directors and holders of more than 5% of our capital stock and their affiliated entities during the year ended December 31, 2014:

Name	Aggregate Principal Amount of 2013 Notes Purchased in 2014
Funds affiliated with Essex VIII(1)	$2,000,000
Funds affiliated with NovaQuest(2)	$2,000,000

(1)
Ronald W. Eastman, a member of our Board of Directors, is a managing director of Essex Woodlands Health Ventures VIII, LLC, the general partner of Essex Woodlands Health Ventures Fund VIII, L.P., Essex Woodlands Health Ventures Fund VIII-A, L.P. and Essex Woodlands Health Ventures Fund VIII-B, L.P.

(2)
Jonathan Tunnicliffe and Ronald Wooten, each a member of our Board of Directors, are both affiliated with NQ HCIF General Partner, L.P., the general partner of NovaQuest Pharma Opportunities Fund III, L.P.

Other Transactions with our Executive Officers, Directors, Key Employees and Significant Stockholders
Stockholder Agreements. In February 2014, in connection with our IPO, we entered into an Amended and Restated Investor Rights Agreement, or the Rights Agreement, which provides certain registration rights to the holders of 10,068,447 shares of our common stock. The following executive officers, directors and holders of more than 5% of our capital stock and their affiliates are parties to the Rights Agreement:

•	Entities affiliated with Essex VIII;

•	Entities affiliated with NovaQuest;

•	Entities affiliated with Technology Partners;

•	Jacob Waugh, M.D.; and

•	L. Daniel Browne and affiliated entity
Indemnification Agreements. We have entered, or will enter, into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Revance Therapeutics, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Revance Therapeutics, Inc. Direct your written request to Investor Relations, Revance Therapeutics, Inc., 7555 Gateway Blvd., Newark, CA 94560 or contact Investor Relations at (714) 325-3584. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Lauren P. Silvernail
Executive Vice President, Corporate Development, Chief Financial Officer and Secretary
March 26, 2015
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 4, 2015, is available without charge upon written request to: Secretary, Revance Therapeutics, Inc., 7555 Gateway Blvd., Newark, CA 94560.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 7, 2015.

REVANCE THERAPEUTICS, INC. REVANCE THERAPEUTICS, INC. P.O. BOX 303 NEWARK, CALIFORNIA 94560-0303	Meeting Information Meeting Type: Annual Meeting For holders as of: March 11, 2015 Date: May 7, 2015 Time: 8:00 AM, PDT Location: Aloft Silicon Valley 8200 Gateway Blvd. Newark, CA 94560
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                Voting Items
The Board of Directors recommends you vote
FOR the following:

1.	Election of Directors
Nominees:
01)    Phyllis Gardner, M.D.
02)    James Glasheen, Ph.D.
03)    Angus C. Russell
04)    Philip J. Vickers, Ph.D.
The Board of Directors recommends you vote FOR the following proposal:

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the year ending December 31, 2015.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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REVANCE THERAPEUTICS, INC. P.O. BOX 303 NEWARK, CALIFORNIA 94560-0303

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M82703-P61386	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

REVANCE THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors		☐	☐	☐
Nominees: 01) Phyllis Gardner, M.D. 02) James Glasheen, Ph. D. 03) Angus C. Russell 04) Philip J. Vickers, Ph.D.
The Board of Directors recommends you vote FOR the following proposal					For	Against	Abstain
2. Proposal to ratify the appointment of PricewaterhouseCoopersLLP as the company’s independent registered public accounting firm for the year ending December 31, 2015.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
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or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M82704-P61386

Annual Meeting of Stockholders
May 7, 2015, 8:00 AM
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) L. Daniel Browne, President, Chief Executive Officer and Director and Lauren P. Silvernail, Executive Vice President, Corporate Development and Chief Financial Officer, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of REVANCE THERAPEUTICS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, PDT on May 7, 2015, at the Aloft Silicon Valley, 8200 Gateway Blvd, Newark, CA 94560, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
Continued and to be signed on reverse side